EXHIBIT 10.2

FOURTH AMENDMENT TO THE

PIONEER NATURAL RESOURCES COMPANY

2006 LONG TERM INCENTIVE PLAN

THIS FOURTH AMENDMENT (the “Fourth Amendment”) to the Pioneer Natural Resources Company 2006 Long Term Incentive Plan, as amended from time to time (the “Plan”), is effective January 1, 2009 (the “Effective Date”), and is made by Pioneer Natural Resources Company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, Section 10(c) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan in certain circumstances with the approval of stockholders, if such approval by the Company’s stockholders is required by any federal law or regulation, not later than the annual meeting next following such Board action; and

WHEREAS, in order to comply with section 162(m) of the Internal Revenue Code of 1986, as amended, the Board has determined that it is desirable to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2009 annual meeting.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below.

1.         Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash) relating to more than 400,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash having a value determined on the date of grant in excess of $4,000,000.

2.	Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Fourth Amendment by its duly authorized officer, effective as of the Effective Date.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Larry N. Paulsen
Larry N. Paulsen,
Vice President, Administration and Risk Management

Date:	June 17, 2009